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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 3, 1999


                        AMERICAN PHYSICIAN PARTNERS, INC.
             (Exact name of registrant as specified in its charter)


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
         DELAWARE                           000-23311                              75-2648089
 (STATE OF INCORPORATION)           (COMMISSION FILE NUMBER)            (IRS EMPLOYER IDENTIFICATION NO.)
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3600 CHASE TOWER, 2200 ROSS AVENUE DALLAS, TEXAS                       75201
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 303-2776



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On August 3, 1999, American Physician Partners, Inc. ("APPM") acquired privately held Questar Imaging, Inc. of Tampa, Florida ("Questar") under a stock purchase agreement (the "Stock Purchase Agreement"). Questar currently offers magnetic resonance imaging (MRI) and other diagnostic imaging services at 27 centers in 14 states, and is in the process of developing 17 additional centers. Upon completion of the centers under development, the transaction will add 44 centers to APPM's existing 90 locations. Questar's operating team will continue with APPM, and Paul Stanley, Questar's President and Chief Executive Officer, has been retained by APPM as a consultant.

         APPM intends to continue to use Questar's plant, equipment and physical property in substantially the same manner as they were used by Questar. APPM paid Questar's shareholders approximately $15.7 million in cash at the closing. The Stock Purchase Agreement requires APPM pay up to an additional $7.5 million, subject to adjustment, for diagnostic imaging centers that are under development; payment is due once those centers become operational. APPM may pay additional consideration to the former Questar shareholders if APPM elects to make an election under Section 338(h)(10) of the Internal Revenue Code to treat the stock purchase as a deemed asset purchase.

         The amount of consideration paid and other terms of the Stock Purchase Agreement were the result of arms'-length negotiation among the officers of APPM and Paul M. Stanley, Thomas R. Newkirk and Joseph J. Clauer, who are the former shareholders of Questar. Before the transaction, none of Questar's shareholders were affiliated with, or had any material relationship with, APPM or any of its affiliates, any director or officer of APPM or any associate of any such director or officer.

         The purchase price was financed through the issuance of $20 million in principal amount of junior convertible subordinated notes that initially bear interest at a rate of 8 percent, which may be adjusted in certain circumstances, to BT Capital Partners SBIC, L.P., a private equity arm and affiliate of Deutsche Bank, in a private transaction. The notes are convertible into APPM common stock at an initial conversion price of $8.625, which may be adjusted in certain circumstances.

         This report may contain forward-looking statements that relate to future financial results or business expectations and that are subject to risks and uncertainties that exist in APPM's operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management's opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with APPM's acquisition and expansion strategy; integration of APPM's affiliated physician practices; APPM's ability to achieve operating efficiencies and engage in successful new practice development efforts; regulatory changes; reimbursement trends; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors, are included in APPM's filings with the Securities and Exchange Commission, including its Form 10-K/A dated May 12, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         Not applicable.

(b)      PRO FORMA FINANCIAL INFORMATION.

         Not applicable.

(c)      EXHIBITS

2.1 Stock Purchase Agreement effective as of August 1, 1999 by and among APPM, Questar and the shareholders of Questar.

4.1 Securities Purchase Agreement dated as of August 3, 1999 among APPM and BT Capital Partners SBIC, L.P.



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4.2      Convertible Junior Subordinated Promissory Note due August 3, 1999
         issued to BT Capital Partners SBIC, L.P.


                                    * * * * *


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           AMERICAN PHYSICIAN PARTNERS, INC.


August 17, 1999            By: /s/ Mark L. Wagar
                               -------------------------------------------------
                               Name: Mark L. Wagar
                                     -------------------------------------------
                               Title: Chairman of the Board, President and
                                      -----------------------------------------
                                      Chief Executive Officer
                                      ------------------------------------------




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                                INDEX TO EXHIBITS


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EXHIBIT
NUMBER     DESCRIPTION
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  2.1      Stock Purchase Agreement effective as of August 1, 1999 by and among
           APPM, Questar and the shareholders of Questar.

  4.1 Securities Purchase Agreement dated as of August 3, 1999 among APPM and BT Capital Partners SBIC, L.P.

  4.2 Convertible Junior Subordinated Promissory Note due August 3, 1999 issued to BT Capital Partners SBIC, L.P.

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